As filed with the Securities and Exchange Commission on September 14, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROCEPT BIOROBOTICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	3841	26-0199180
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
900 Island Drive
Redwood City, CA, 94065
(650) 232-7200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Reza Zadno, Ph.D.
Chief Executive Officer
900 Island Drive
Redwood City, CA, 94065
(650) 232-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

B. Shayne Kennedy Drew Capurro Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626 (714) 540-1235	Alaleh Nouri General Counsel Jonathan Stone Senior Corporate Counsel 900 Island Drive Redwood City, CA, 94065 (650) 232-7200	Charles S. Kim Kristin VanderPas Dave Peinsipp Denny Won Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-258898
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)(3)
Common stock, par value $0.00001 per share	1,214,400	$25.00	$30,360,000	$3,312.28
(1)Represents only the additional number of shares being registered and includes 158,400 additional shares of common stock that the underwriters have the option to purchase. This does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-258898) (“Prior Registration Statement”).
(2)Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(3)The Registrant previously registered 6,325,000 shares of its common stock with an aggregate offering price not to exceed $151,800,000 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on September 14, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $30,360,000 are hereby registered, which includes shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This Registration Statement on Form S-1 (this "Registration Statement") is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock offered by PROCEPT BioRobotics Corporation (the “Registrant”) by 1,214,400 shares, 158,400 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. This Registration Statement relates to the Registrant’s prior registration statement on Form S-1 (Commission File No. 333-258898), initially filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 18, 2021, as amended (together with its exhibits the “Prior Registration Statement”), which was declared effective by the Commission on September 14, 2021. The Prior Registration Statement is incorporated herein by reference.
The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

PART II
Information Not Required in Prospectus
Item 16.                 Exhibits
The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-258898), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit Number	Description of Exhibit
5.1*	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement filed on September 8, 2021)
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1*	Power of Attorney
______________
*Previously filed with the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-258898) filed with the Securities and Exchange Commission on August 18, 2021 and incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act, PROCEPT BioRobotics Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 14th day of September, 2021.

PROCEPT BIOROBOTICS CORPORATION

By:	/s/ Reza Zadno
Name: Reza Zadno, Ph.D.
Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Reza Zadno	Director and Chief Executive Officer	September 14, 2021
Reza Zadno, Ph.D.	(Principal Executive Officer)

/s/ Kevin Waters	Chief Financial Officer	September 14, 2021
Kevin Waters	(Principal Financial and Accounting Officer)

*	Director	September 14, 2021
Frederic Moll, M.D.

*	Director	September 14, 2021
Antal Desai

*	Director	September 14, 2021
Amy Dodrill

*	Director	September 14, 2021
Taylor Harris

*	Director	September 14, 2021
Thomas Krummel, M.D.

*	Director	September 14, 2021
Colby Wood

*By:	/s/ Reza Zadno
Reza Zadno, Ph.D.
Attorney-in-fact